Exhibit 99.1

Harley-Davidson Reports Fourth Quarter, Full-Year 2016 Results

Market Share Gains in the U.S. While Industry Sales Decline

MILWAUKEE, Jan. 31, 2017 - Harley-Davidson, Inc. (NYSE:HOG) fourth quarter 2016 diluted EPS increased 22.7 percent to $0.27 compared to $0.22 in the same period of 2015. In the fourth quarter of 2016, net income was $47.2 million on consolidated revenue of $1.11 billion versus net income of $42.2 million on consolidated revenue of $1.18 billion in the year-ago period. Full-year 2016 diluted EPS increased 3.8 percent to $3.83 compared to diluted EPS of $3.69 in 2015. Full-year net income was $692.2 million on consolidated revenue of $6.0 billion versus net income of $752.2 million on consolidated revenue of $6.0 billion a year ago.

“The global competitive environment remains intense, but our 2016 results demonstrate that our increased investments to drive demand and bring impactful new products to market are working,” said Matt Levatich, president and chief executive officer, Harley-Davidson, Inc. “We are energized by our resolve to compete and win in the U.S. and in major international markets. Our market share performance gives us great confidence in the strength of our long-term strategy.”

For the full-year 2016, worldwide Harley-Davidson retail motorcycle sales were down 1.6 percent compared to 2015. U.S. retail sales decreased 3.9 percent, partially offset by international growth of 2.3 percent.

During 2016, the company reported its best-ever retail sales results in Asia Pacific and EMEA. In the 601+cc motorcycle market, the company grew its number one market share position in the U.S. and grew market share in Europe. The company added 40 new dealer points internationally and reported that U.S. dealers trained more than 65,000 new riders through the Harley-Davidson Riding Academy. The company also launched its model year 2017 lineup of motorcycles, featuring the new, highly-acclaimed Milwaukee-Eight™ engine, and upgraded suspension, on all new Touring motorcycles.

“Our long-term strategy is all about growing ridership in the U.S., growing reach and impact internationally, and growing share and profit in every market we serve,” stated Levatich. “Our goal over the next 10 years is to build the next generation of Harley-Davidson riders worldwide.”

Harley-Davidson Retail Motorcycle Sales

	4th Quarter			Full-Year
	2016	2015	Change	2016	2015	Change
U.S.	26,077	26,044	0.1%	161,658	168,240	-3.9%
Canada	1,257	1,255	0.2%	10,203	9,669	5.5%
Latin America	2,637	3,082	-14.4%	9,701	11,173	-13.2%
EMEA	7,891	7,689	2.6%	45,838	43,287	5.9%
Asia Pacific	8,748	8,787	-0.4%	32,889	32,258	2.0%
International Total	20,533	20,813	-1.3%	98,631	96,387	2.3%
Worldwide Total	46,610	46,857	-0.5%	260,289	264,627	-1.6%

In the fourth quarter, worldwide retail sales of new Harley-Davidson motorcycles declined 0.5 percent versus the prior year behind modest declines in some international markets partially offset by slight growth in the U.S.

Motorcycles and Related Products Segment Results

$ in thousands	4th Quarter			Full-Year
	2016	2015	Change	2016	2015	Change
Motorcycle Shipments (vehicles)	42,414	48,149	-11.9%	262,221	266,382	-1.6%
Revenue
Motorcycles	$685,047	$751,383	-8.8%	$4,122,113	$4,127,739	-0.1%
Parts & Accessories	$169,445	$169,707	-0.2%	$842,637	$862,645	-2.3%
General Merchandise	$72,919	$79,356	-8.1%	$284,583	$292,310	-2.6%
Gross Margin Percent	30.7%	31.9%	-1.2 pts	35.1%	36.8%	-1.7 pts
Operating Income	$9,271	$6,368	45.6%	$773,406	$875,490	-11.7%
Operating Margin Percent	1.0%	0.6%	0.4 pts	14.7%	16.5%	-1.8 pts

Fourth quarter revenue from motorcycles and related products was down versus the prior year behind fewer motorcycle shipments. Operating margin as a percent of revenue increased in the quarter compared to the same period in 2015, resulting from lower SG&A.

Financial Services Segment Results

$ in thousands	4th Quarter			Full-Year
	2016	2015	Change	2016	2015	Change
Revenue	$177,577	$173,565	2.3%	$725,082	$686,658	5.6%
Operating Income	$60,139	$60,857	-1.2%	$275,530	$280,205	-1.7%

Financial services operating income fell 1.2 percent in the fourth quarter compared to the year ago period.

Income Tax Rate
For 2016, Harley-Davidson's effective tax rate was 32.4 percent compared to 34.6 percent the prior year. The lower effective tax rate is attributed to the successful closure of various tax audits in 2016.

Other Results
Cash and marketable securities amounted to $765.5 million at the end of 2016, compared to $767.4 million at the end of 2015. Harley-Davidson generated $1.17 billion of cash from operating activities in 2016 compared to $1.10 billion in 2015. On a discretionary basis, the company repurchased 1.7 million shares of its common stock during the fourth quarter of 2016 at a cost of $91.0 million. In 2016, Harley-Davidson repurchased 9.7 million shares of its common stock at a cost of $459.1 million. In the fourth quarter of 2016, there were 177.6 million weighted-average diluted common shares outstanding. At the end of 2016, 19.3 million shares remained on a board-approved share repurchase authorization.

Guidance
For 2017, Harley-Davidson anticipates full-year motorcycle shipments to be flat to down modestly in comparison to 2016. In the first quarter of 2017, Harley-Davidson expects to ship approximately 66,000 to 71,000 motorcycles.

Harley-Davidson expects full-year 2017 operating and gross margin as a percent of revenue to be approximately in line with 2016 and its full-year effective tax rate to be approximately 34.5 percent.

The company anticipates 2017 capital expenditures of $200 million to $220 million.

Company Background
Harley-Davidson, Inc. is the parent company of Harley-Davidson Motor Company and Harley-Davidson Financial Services. Since 1903, Harley-Davidson Motor Company has fulfilled dreams of personal freedom with custom, cruiser and touring motorcycles, riding experiences and events and a complete line of Harley-Davidson motorcycle parts, accessories, general merchandise, riding gear and apparel. Harley-Davidson Financial Services provides wholesale and retail financing, insurance, extended service and other protection plans and credit card programs to Harley-Davidson dealers and riders in the U.S., Canada and other select international markets. For more information, visit Harley-Davidson's Web site at www.harley-davidson.com.

Conference Call and Webcast Presentation
Harley-Davidson will discuss fourth quarter and full-year results on a Webcast at 8:00 a.m. CT today. The supporting slides will be posted prior to the call and can be accessed at http://investor.harley-davidson.com under "Events and Presentations." The audio portion of today's call will also be posted approximately two hours after the call concludes.

Forward-Looking Statements
The company intends that certain matters discussed in this release are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the company "believes," "anticipates," "expects," "plans," or "estimates" or words of similar meaning. Similarly, statements that describe future plans, objectives, outlooks, targets, guidance or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially, unfavorably or favorably, from those anticipated as of the date of this release. Certain of such risks and uncertainties are described below. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this release are only made as of the date of this release, and the company disclaims any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

The company's ability to meet the targets and expectations noted depends upon, among other factors, the company's ability to (i) execute its business strategy, (ii) manage through changes in general economic and business conditions, including changing capital, credit and retail markets, and the changing political environment, (iii) accurately estimate and adjust to fluctuations in foreign currency exchange rates, interest rates and commodity prices, (iv) prevent a cybersecurity breach involving consumer, employee, dealer, supplier, or company data and respond to evolving regulatory requirements regarding data security, (v) drive demand by executing its marketing strategy of appealing to and growing sales to multi-generational and multi-cultural customers worldwide in an increasingly competitive marketplace, (vi) develop and introduce products, services and experiences that are successful in the marketplace, (vii) manage the credit quality, the loan servicing and collection activities, and the recovery rates of HDFS' loan portfolio, (viii) balance production volumes for its new motorcycles with consumer demand, including in circumstances where competitors may be supplying new motorcycles to the market in excess of demand at reduced prices, (ix) manage the impact that prices for and supply of used motorcycles may have on its business, including on retail sales of new motorcycles, (x) prevent and detect any issues with its motorcycles or any associated manufacturing processes to avoid delays in new model launches, recall campaigns, regulatory agency investigations, increased warranty costs or litigation and adverse effects on its reputation and brand strength, (xi) continue to develop the capabilities of its distributors and dealers and manage the risks that its independent dealers may have difficulty obtaining capital and managing through changing economic conditions and consumer demand, (xii) manage risks that arise through expanding international manufacturing, operations and sales, (xiii) adjust to tax reform, healthcare inflation and reform and pension reform, (xiv) manage through the effects inconsistent and unpredictable weather patterns may have on retail sales of motorcycles, (xv) manage supply chain issues, including quality issues and any unexpected interruptions or price increases caused by raw material shortages or natural disasters, (xvi) implement and manage enterprise-wide information technology systems, including systems at its manufacturing facilities, (xvii) manage changes and prepare for requirements in legislative and regulatory environments for its products, services and operations, (xviii) manage its exposure to product liability claims and commercial or contractual disputes, (xix) execute its flexible production strategy, (xx) retain and attract talented employees, (xxi) successfully access the capital and/or credit markets on terms (including interest rates) that are acceptable to the company and within its expectations, and (xxii) continue to manage the relationships and agreements that the company has with its labor unions to help drive long-term competitiveness.

In addition, the company could experience delays or disruptions in its operations as a result of work stoppages, strikes, natural causes, terrorism or other factors. Other factors are described in risk factors that the company has disclosed in documents previously filed with the Securities and Exchange Commission.

The company's ability to sell its motorcycles and related products and services and to meet its financial expectations also depends on the ability of the company's independent dealers to sell its motorcycles and related products and services to retail customers. The company depends on the capability and financial capacity of its independent dealers and distributors to develop and implement effective retail sales plans to create demand for the motorcycles and related products and services they purchase from the company. In addition, the company's independent dealers and distributors may experience difficulties in operating their businesses and selling Harley-Davidson motorcycles and related products and services as a result of weather, economic conditions or other factors.

Contact: Media, Katie Whitmore, +1-414-343-4480; Financial, Amy Giuffre, +1-414-343-8002

Harley-Davidson, Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share amounts)

	(Unaudited)	(Unaudited)	(Unaudited)
	Three months ended		Twelve months ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Motorcycles & Related Products revenue	$933,023	$1,007,070	$5,271,376	$5,308,744
Gross profit	286,809	320,932	1,851,666	1,952,460
Selling, administrative and engineering expense	277,538	314,564	1,078,260	1,076,970
Operating income from Motorcycles & Related Products	9,271	6,368	773,406	875,490

Financial Services revenue	177,577	173,565	725,082	686,658
Financial Services expense	117,438	112,708	449,552	406,453
Operating income from Financial Services	60,139	60,857	275,530	280,205

Operating income	69,410	67,225	1,048,936	1,155,695
Investment income	891	602	4,645	6,585
Interest expense	7,702	7,220	29,670	12,117
Income before income taxes	62,599	60,607	1,023,911	1,150,163
Provision for income taxes	15,420	18,411	331,747	397,956
Net income	$47,179	$42,196	$692,164	$752,207

Earnings per common share:
Basic	$0.27	$0.22	$3.85	$3.71
Diluted	$0.27	$0.22	$3.83	$3.69

Weighted-average common shares:
Basic	176,616	189,681	179,676	202,681
Diluted	177,642	190,621	180,535	203,686

Cash dividends per common share	$0.35	$0.31	$1.40	$1.24

Harley-Davidson, Inc.
Condensed Consolidated Balance Sheets(1)
(In thousands)

	(Unaudited)
	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$759,984	$722,209
Marketable securities	5,519	45,192
Accounts receivable, net	285,106	247,405
Finance receivables, net	2,076,261	2,053,582
Inventories	499,917	585,907
Restricted cash	52,574	88,267
Other current assets	174,491	235,321
Total current assets	3,853,852	3,977,883
Finance receivables, net	4,759,197	4,814,571
Other long-term assets	1,277,191	1,180,523
	$9,890,240	$9,972,977
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable & accrued liabilities	$721,970	$707,578
Short-term debt	1,055,708	1,201,380
Current portion of long-term debt, net	1,084,884	838,349
Total current liabilities	2,862,562	2,747,307
Long-term debt, net	4,666,975	4,832,469
Pension and postretirement healthcare liabilities	257,709	358,547
Other long-term liabilities	182,836	195,000

Total shareholders’ equity	1,920,158	1,839,654
	$9,890,240	$9,972,977
(1) ASU 2015-03 Interest - Imputation of Interest (Subtopic 835-30) Simplifying the Presentation of Debt Issuance Costs was adopted retrospectively on January 1, 2016. Debt issuance costs in Other current assets and Other long-term assets have been reclassified to Current-portion of long-term debt, net and Long-term debt, net for 2015 balances to reflect the adoption of the new guidance.

Harley-Davidson, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	(Unaudited)
	Twelve months ended
	December 31, 2016	December 31, 2015
Net cash provided by operating activities	$1,174,339	$1,100,118

Cash flows from investing activities:
Capital expenditures	(256,263)	(259,974)
Finance receivables, net	(489,464)	(614,945)
Proceeds from sale of finance receivables	312,571	—
Net change in marketable securities	40,014	11,507
Acquisition of business	—	(59,910)
Other	411	7,474
Net cash used by investing activities	(392,731)	(915,848)

Cash flows from financing activities:
Proceeds from issuance of senior unsecured notes	—	740,385
Proceeds from issuance of medium-term notes	1,193,396	595,386
Repayments of medium-term notes	(451,336)	(610,331)
Proceeds from securitization debt	—	1,195,668
Repayments of securitization debt	(665,400)	(1,008,135)
Net (decrease) increase in credit facilities and unsecured commercial paper	(145,812)	469,473
Borrowings of asset-backed commercial paper	62,396	87,442
Repayments of asset-backed commercial paper	(71,500)	(72,727)
Net change in restricted cash	43,495	11,410
Dividends paid	(252,321)	(249,262)
Purchase of common stock for treasury	(465,341)	(1,537,020)
Excess tax benefits from share-based payments	2,251	3,468
Issuance of common stock under employee stock option plans	15,782	20,179
Net cash used by financing activities	(734,390)	(354,064)

Effect of exchange rate changes on cash and cash equivalents	(9,443)	(14,677)

Net increase (decrease) in cash and cash equivalents	$37,775	$(184,471)

Cash and cash equivalents:
Cash and cash equivalents - beginning of period	722,209	906,680
Net increase (decrease) in cash and cash equivalents	37,775	(184,471)
Cash and cash equivalents - end of period	$759,984	$722,209

Motorcycles and Related Products Revenue and
Motorcycle Shipment Data
(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
MOTORCYCLES AND RELATED PRODUCTS REVENUE (in thousands)
Motorcycles	$685,047	$751,383	$4,122,113	$4,127,739
Parts & Accessories	169,445	169,707	842,637	862,645
General Merchandise	72,919	79,356	284,583	292,310
Other	5,612	6,624	22,043	26,050
	$933,023	$1,007,070	$5,271,376	$5,308,744
MOTORCYCLE SHIPMENTS:
United States	20,131	28,804	161,839	170,688
International	22,283	19,345	100,382	95,694
Total	42,414	48,149	262,221	266,382
MOTORCYCLE PRODUCT MIX:
Touring	17,943	19,414	107,410	114,768
Cruiser	14,852	17,454	93,422	89,207
Sportster® / Street	9,619	11,281	61,389	62,407
Total	42,414	48,149	262,221	266,382

Worldwide Retail Sales of Harley-Davidson Motorcycles(1)

	Three months ended		Twelve months ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015

United States	26,077	26,044	161,658	168,240

Europe(2)	6,734	6,174	39,942	36,894
EMEA - Other	1,157	1,515	5,896	6,393
Total EMEA	7,891	7,689	45,838	43,287

Japan	2,648	2,506	10,279	9,700
Asia Pacific - Other	6,100	6,281	22,610	22,558
Total Asia Pacific	8,748	8,787	32,889	32,258

Latin America	2,637	3,082	9,701	11,173
Canada	1,257	1,255	10,203	9,669
Total International Retail Sales	20,533	20,813	98,631	96,387
Total Worldwide Retail Sales	46,610	46,857	260,289	264,627
(1) Data source for retail sales figures shown above is new sales warranty and registration information provided by Harley-Davidson dealers and compiled by the Company. The Company must rely on information that its dealers supply concerning new retail sales, and this information is subject to revision. The EMEA Europe total for December 31, 2016 includes 618 units originally reported in the EMEA-Other total for the six month period ended June 30, 2016.

(2) Europe data includes Austria, Belgium, Denmark, Finland, France, Germany, Greece, Italy, Luxembourg, Netherlands, Norway, Portugal, Spain, Sweden, Switzerland, and the United Kingdom.
Motorcycle Registration Data(1)

	Twelve months ended
	December 31, 2016	December 31, 2015
United States(2)	311,710	328,818
Europe(3)	391,936	351,773

(1) Data includes on-road 601+cc models. On-road 601+cc models include dual purpose models, three-wheeled motorcycles and autocycles.

(2) United States data is derived from information provided by Motorcycle Industry Council (MIC). This third party data is subject to revision and update.

(3) Europe data includes Austria, Belgium, Denmark, Finland, France, Germany, Greece, Italy, Luxembourg, Netherlands, Norway, Portugal, Spain, Sweden, Switzerland, and the United Kingdom. Industry retail motorcycle registration data includes 601+cc models derived from information provided by Association des Constructeurs Europeens de Motocycles (ACEM), an independent agency. This third-party data is subject to revision and update.